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                                                                    EXHIBIT 14.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on form S-8 (Nos. 333-12608 ,333-13716 and 333-102247) pertaining to securities offered under the Employee Stock Option Plan of Delta Galil Industries Ltd. of our report dated June 27 , 2006 relating to the Consolidated financial statements of Delta Galil Industries Ltd. on Form 20-F for the year ended December 31, 2005.




                                                 /s/ Kesselman & Kesselman
Tel-Aviv, Israel                                     Kesselman & Kesselman
   June 28, 2006                              Certified Public Accountant (Isr.)
                                              A member of PricewaterhouseCoopers
                                                     International Limited